UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-2978010
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

787 Seventh Avenue, 48th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.75% Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-218040

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of the 5.75% Notes due 2023 (the “Notes”) of New Mountain Finance Corporation, a Delaware corporation (the “Registrant”). The Notes are expected to be listed on The New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “NMFX.”  As of September 25, 2018, the Registrant has sold and issued $50,000,000 in aggregate principal amount of the Notes and granted an overallotment option of up to $7,500,000 in aggregate principal amount of the Notes.

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (Registration No. 333-218040) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on July 12, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the headings “Specific Terms of The Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated September 20, 2018, as filed with the Commission on September 21, 2018 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated herein by reference.

Item 2.         Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1

Indenture by and between New Mountain Finance Corporation, as Issuer, and U.S. Bank National Association, as Trustee, dated August 20, 2018 (filed previously in connection with Post-Effective Amendment No. 3 to the Company’s registration statement on Form N-2 (File No. 333-218040) filed on August 20, 2018)

4.2

Second Supplemental Indenture by and between New Mountain Finance Corporation, as Issuer, and U.S. Bank National Association, as Trustee, dated September 25, 2018 (filed previously in connection with Post-Effective Amendment No. 4 to the Company’s registration statement on Form N-2 (File No. 333-218040) filed on September 25, 2018)

4.3	Form of Global Note with respect to the 5.75% Notes due 2023 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2018	New Mountain Finance Corporation

	By:	/s/ Robert A. Hamwee
Robert A. Hamwee
Chief Executive Officer